Exhibit 15.1

June 29, 2020

To: Pintec Technology Holdings Limited (the “Company”)

9/F Heng An Building

No 17 East 3rd Ring Road

Chaoyang District, Beijing

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in the Company’s annual report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of June 2020. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ SHIHUI PARTNERS
SHIHUI PARTNERS